EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements (Form S-8 File Numbers 333-40292 and 333-49090) pertaining to the 2000 Employee Stock Purchase Plan; the 2000 Stock Plan; and the 1999 Stock Option Plan (the "Plans") of inSilicon Corporation of our report dated October 17, 2000, with respect to the consolidated financial statements and schedule of inSilicon Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 2000.


                                                           /S/ ERNST & YOUNG LLP

San Jose, California
December 18, 2000